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                                                                   EXHIBIT 1(g)

                                SIXTH AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        AIM INVESTMENT SECURITIES FUNDS


         THIS SIXTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT SECURITIES FUNDS (the "Amendment") is entered into as of the 26th day of September, 1998, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Edward K. Dunn, Jr., Jack Fields, Carl Frischling, Robert H. Graham, Prema Mathai-Davis, Lewis F. Pennock, Ian W. Robinson and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Securities Funds entered into as of May 5, 1993, as amended (the "Agreement").

         WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without Shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

         WHEREAS, at a meeting duly called and held on the 26th day of September 1998, the Trustees have resolved to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as hereinafter set forth:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Section 3.6 of the Agreement is hereby amended to read in its entirety as follows:

         "Section 3.6 Number of Trustees. The number of Trustees shall initially be three (3), and thereafter shall be such number as shall be fixed from time to time by resolution adopted by the Board of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15)."

         3. With the exception of the amendment in the preceding paragraph 2 of this Amendment, the Agreement shall in all other respects remain in full force and effect.

         4. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.



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         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the
Trust, have executed this Sixth Amendment to Agreement and Declaration of Trust of AIM Investment Secutities Funds as of the day first above written.



 /s/ CHARLES T. BAUER                      /s/ BRUCE L. CROCKETT
---------------------------                ---------------------------------
Charles T. Bauer, Trustee                  Bruce L. Crockett, Trustee


 /s/ OWEN DALY II                           /s/ EDWARD K. DUNN, JR.
---------------------------                 --------------------------------
Owen Daly II, Trustee                      Edward K. Dunn, Jr., Trustee


 /s/ JACK FIELDS                           /s/ CARL FRISCHLING
---------------------------                --------------------------------
Jack Fields, Trustee                       Carl Frischling, Trustee


 /s/ ROBERT H. GRAHAM                      /s/ PERMA MATHAI-DAVIS
---------------------------                --------------------------------
Robert H. Graham, Trustee                  Perma Mathai-Davis, Trustee


 /s/ LEWIS F. PENNOCK                      /s/ IAN W. ROBINSON
---------------------------                --------------------------------
Lewis F. Pennock, Trustee                  Ian W. Robinson, Trustee



                               /s/ LOUIS S. SKLAR
                            ---------------------------
                            Louis S. Sklar, Trustee


                         THIS IS THE SIGNATURE PAGE FOR
           THE SIXTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                       OF AIM INVESTMENT SECURITIES FUNDS


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